UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 16, 2023

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, DBV Technologies S.A. (the “Company”) announced the appointment of Virginie Boucinha as the Company’s Chief Financial Officer and principal accounting officer, effective as of November 6, 2023. In addition, the Company announced that Sébastien Robitaille, who currently serves as the Company’s Chief Financial Officer, will separate employment with the Company effective November 17, 2023 to pursue other opportunities.

Ms. Boucinha, 53, has served as Group Performance Director of the Pierre Fabre Group, a pharmaceutical company, since February 2022. Prior to Pierre Fabre Group, Ms. Boucinha spent over fifteen years through July 2021 with Sanofi, a pharmaceutical manufacturing company, where she served in progressively senior finance and operational leadership roles. In her most recent roles, she was the Global Transformation Office Head from May 2018 to July 2021, where she was a member of the senior leadership team responsible for company structural organization and governance redesign and implementation, and Chief of Staff to the CEO from July 2015 to March 2018, where she handled the chief executive officer and executive committee agenda and coordination, the chief executive officer briefing and strategic projects. Ms. Boucinha is a graduate of Ecole Superieure de Gestion where she obtained a Master of Business Administration.

Ms. Boucinha was not selected as an officer pursuant to any arrangements or understandings with the Company or with any other person, there are no family relationships between Ms. Boucinha and any of the Company’s current or former directors or executive officers and there are no related party transactions between the Company and Ms. Boucinha that would require disclosure under Item 404(a) of Regulation S-K.

As of the filing of this Current Report on Form 8-K (this “Report”), the Company has not finalized the compensation of Ms. Boucinha in connection with her appointment as Chief Financial Officer. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available. Additionally, the Company expects to conclude a separation agreement (the “Separation Agreement”) with Mr. Robitaille that will provide for the terms of Mr. Robitaille’s separation from employment. Such Separation Agreement has not yet been finalized. The Company will provide a description of the material terms of the Separation Agreement by filing a Current Report on Form 8-K after the information is determined or becomes available.

7.01 Regulation FD Disclosure.

On October 16, 2023, the Company issued a press release with respect to the changes in the Company’s leadership, a copy of which is furnished with the Current Report as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of the Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 16, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DBV Technologies S.A.
Dated: October 16, 2023

	By:	/s/ Daniel Tassé
Daniel Tassé
Chief Executive Officer